UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2013

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35416	26-3718801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD	21701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 682-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 28, 2013, U.S. Silica Holdings, Inc. (the “Company”) announced that its indirect wholly-owned subsidiary, U.S. Silica Company, launched an initiative for a new senior secured revolving credit and term loan facility that will amend and restate its current term loan facility and replace its asset-based loan facility, resulting in an amended and restated credit facility in an aggregate principal amount of $425 million. The proposed refinancing, which is subject to market and other conditions, is intended to enhance the Company’s financial flexibility by converting the revolving credit facility from an asset-based loan facility to a cash flow facility and extending the term loan maturity date to May 2020 and the revolving loan maturity date to July 2018. The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. There can be no assurance, however, that the proposed refinancing will be completed or that, if completed, will be on currently expected terms.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated June 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2013

U.S. SILICA HOLDINGS, INC.

/s/ Christine C. Marshall
By: Christine C. Marshall Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated June 28, 2013.